Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated August 29, 2011, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Contango Oil & Gas Company and subsidiaries on Form 10-K for the year ended June 30, 2011. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Contango Oil & Gas Company on Form S-8 (File No. 333-170236, effective October 29, 2010).

/S/ GRANT THORNTON

Houston, Texas

August 29, 2011